UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2019

WOUND MANAGEMENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Texas	000-11808	59-2219994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (817)-529-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2019, Wound Management Technologies, Inc., a Texas corporation doing business as WNDM Medical Inc. (“WNDM”), executed and closed an agreement with CGI Cellerate RX, LLC, an affiliate of The Catalyst Group, Inc. (CGI) of Houston, Texas, for WNDM to acquire the remaining 50% equity interest in Cellerate, LLC not then owned by WNDM. Prior to this agreement, WNDM and CGI Cellerate RX, LLC each owned a 50% equity interest in Cellerate, LLC and shared equally in profits and losses and management of the company. After closing the acquisition, WNDM now owns 100% of Cellerate, LLC, and as a wholly owned subsidiary will report its financial results on a consolidated basis beginning March 15, 2019. WMDM acquired the remaining 50% equity interest in Cellerate, LLC in exchange for the issuance to CGI Cellerate RX, LLC of 1,136,815 shares of WNDM’s Series F Convertible Preferred Stock (the “Series F Preferred Stock”).

The 1,136,815 shares of Series F Preferred Stock are the only outstanding shares of preferred stock of WNDM. The Series F Preferred Stock was established on March 13, 2019, consisting of 1,200,000 shares. Each share of Series F Preferred Stock may be converted at any time at the option of the holder into 200 shares of common stock. Each holder of Series F Preferred Stock is entitled to vote on all matters submitted for a vote of WNDM’s shareholders with the number of votes equal to the number of shares of common stock into which the Series F Preferred Stock could then be converted. The holders of the Series F Preferred Stock and common stock vote together on all matters. The Series F Preferred Stock is senior to WNDM’s common stock as to the payment of dividends (if any) and the distribution of assets upon liquidation and winding up. Upon liquidation of WNDM, holders of Series F Preferred Stock are entitled to a liquidation preference of $5 per share.

The definitive agreements related to this transaction are attached as exhibits to this filing.

Item 2.01 Completion of Acquisition or Disposition of Assets

The transaction described in Item 1.01 constitutes the acquisition of a significant amount of assets. The information included, or incorporated by reference, in Item 1.01 of this Current Report is incorporated by reference into this Item 2.01 of this Current Report.

Item 3.02 Unregistered Sales of Equity Securities

On March 15, 2019, WNDM sold 1,136,815 shares of its Series F Convertible Preferred Stock in a private placement transaction that was not registered under the Securities Act of 1933. The shares of Series F Preferred Stock were issued in exchange for the acquisition of remaining 50% equity interest in Cellerate, LLC not then owned by WNDM. See Item 1.01 herein for a description of the transaction and the terms of conversion of the Series F Preferred Stock, which description is incorporated by reference into this Item 3.02.

WNDM is relying on the exemption from registration in Section 4(a)(2) of the Securities Act of 1933. WNDM sold the shares of Series F Preferred Stock without general solicitation or advertising to a single institutional accredited investor who represented itself as being fully informed, with the knowledge and experience to be capable of evaluating the merits and risks of the transaction, and with no present intention of selling or distributing the shares.

Item 5.01 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Following the closing of this transaction, Mr. Ron Nixon, Founder and Managing Partner of CGI, was elected to WNDM’s Board of Directors effective March 15, 2019. Mr. Nixon currently serves on the board of directors for publicly traded LHC Group, Inc., Trilliant Surgical, LLC, Rochal Industries, LLC, Triad Life Sciences, Inc. and several other privately held companies. Mr. Nixon holds a bachelor’s degree in mechanical engineering from the University of Texas at Austin and is a registered professional engineer in Texas.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.
WNDM will file all required financial statements, if any, as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report as permitted by Item 9.01(a)(4) of Form 8-K.

(b) Pro Forma Financial Information.

WNDM will file all required pro forma financial statements, if any, as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report as permitted by Item 9.01(a)(4) of Form 8-K.

(d) Exhibits.

Exhibit No.	Exhibit Title
2.1	Share Exchange Agreement *

4.1	Series F Preferred Stock Certificate of Designations

*
Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. WNDM undertakes to furnish supplementary copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOUND MANAGEMENT TECHNOLOGIES, INC.

Date: March 21, 2018	By:	/s/ Michael McNeil
Name: Michael McNeil
Title:Chief Financial Officer

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